Exhibit 99.2

POLYCOM, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On February 7, 2007, Polycom, Inc. (“Polycom”) and SpectraLink Corporation (“SpectraLink”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Polycom commenced a cash tender offer for all outstanding shares of SpectraLink common stock at a purchase price of $11.75 per share (the “Acquisition”). The Acquisition closed, and SpectraLink became a wholly-owned subsidiary of Polycom, on March 26, 2007.

The accompanying unaudited pro forma condensed combined financial statements as of and for the year ended December 31, 2006 are based on the historical financial statements of Polycom and SpectraLink after giving effect to the Acquisition. The unaudited pro forma condensed combined balance sheet combines Polycom’s and SpectraLink’s respective balance sheets as of December 31, 2006 and gives effect to the Acquisition as if it occurred on December 31, 2006. The unaudited pro forma condensed combined balance sheet includes adjustments that are directly attributable to the Acquisition. The unaudited pro forma condensed combined statement of operations combines Polycom’s historical consolidated statement of operations for the year ended December 31, 2006 with SpectraLink’s historical consolidated statement of operations for the same period and is presented as if the Acquisition had taken place on January 1, 2006. The unaudited pro forma condensed combined statement of operations includes adjustments directly attributable to the Acquisition and that are recurring in nature. The pro forma adjustments are based upon currently available information and assumptions that are factually supportable.

The Acquisition has been accounted for under the purchase method of accounting with Polycom as the acquirer. Under the purchase method of accounting, the purchase price, including directly related transaction costs, was allocated to the SpectraLink assets acquired and liabilities assumed based on their estimated fair values as of the effective date of the acquisition, March 26, 2007. The excess of the purchase price over the net of the amounts assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. The final purchase price allocation is dependent upon the completion of the valuation of SpectraLink’s net assets acquired and liabilities assumed. We expect to complete the valuation work within 12 months of the date of Acquisition. The final purchase price allocation and its effect on results of operations may differ significantly from the pro forma amounts included in this section, although these amounts represent management’s best estimates as of the date of this document.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or that actually would have been realized had Polycom and SpectraLink been a combined company during the period presented. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with Polycom’s historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2006, filed on February 28, 2007, as well as SpectraLink’s historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 16, 2007.

POLYCOM, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2006

(In thousands)

	Historical		Pro Forma
	Polycom	SpectraLink	Adjustments		Combined
	(Note 1)		(Note 3)
ASSETS
Cash and cash equivalents	$316,368	$15,080	$(236,850	) A	$86,630
			(7,968	) B
Investments	157,345	5,639	(5,639	) B	157,345
Accounts receivable, net	79,057	26,095	—		105,152
Inventories	48,029	18,409	1,577	C	68,015
Deferred tax assets	22,459	2,041	—		24,500
Prepaid expenses and other current assets	16,719	1,530	—		18,249

Total current assets	639,977	68,794	(248,880)		459,891
Property and equipment, net	39,426	14,127	—		53,553
Long-term investments	102,133	—	—		102,133
Goodwill	356,755	26,525	119,678	D	502,958
Purchased intangible assets, net	12,935	33,016	42,984	E	88,935
Deferred tax assets	16,746	—	—		16,746
Other assets	22,043	586	(253	) B	22,376

	$1,190,015	$143,048	$(86,471)		$1,246,592

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$53,602	$4,522	$—		$58,124
Income taxes payable	58,092	1,672	(2,280	) F	57,484
Accrued compensation	22,182	6,564	—		28,746
Deferred revenue	40,227	10,066	(2,156	) G	48,137
Current portion of long-term debt	—	6,000	(6,000	) B	—
Other accrued liabilities	39,780	6,998	12,610	H	59,388

Total current liabilities	213,883	35,822	2,174		251,879
Long-term debt, less current maturities	—	7,550	(7,550	) B	—
Deferred revenue	20,798	735	(37	) G	21,496
Deferred tax liabilities	—	8,956	17,379	I	26,335
Other long-term liabilities	8,614	533	415	H	9,562

Total liabilities	243,295	53,596	12,381		309,272
Stockholders’ equity	946,720	89,452	(98,852	) J	937,320

	$1,190,015	$143,048	$(86,471)		$1,246,592

The accompanying notes are an integral part of these Unaudited Pro forma Condensed Combined Financial Statements.

POLYCOM, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006

(In thousands, except for per share amounts)

	Historical		Pro Forma
	Polycom	SpectraLink	Adjustments		Combined
	(Note 1)		(Note 3)
Revenues:
Product revenues	$600,703	$114,201	$—		$714,904
Service revenues	81,682	30,571	—		112,253

Total revenues	682,385	144,772	—		827,157
Cost of revenues:
Cost of product revenues	218,810	48,022	8,240	K	275,072
Cost of service revenues	43,114	15,609	—		58,723

Total cost of revenues	261,924	63,631	8,240		333,795

Gross profit	420,461	81,141	(8,240)		493,362
Operating expenses:
Sales and marketing	169,828	35,249	—		205,077
Research and development	114,331	20,527	—		134,858
General and administrative	45,571	15,174	—		60,745
Amortization of purchased intangible assets	7,452	4,863	1,885	L	14,200
Restructuring costs	2,410	—	—		2,410
In-process research and development	—	2,021	—		2,021

Total operating expenses	339,592	77,834	1,885		419,311
Operating income	80,869	3,307	(10,125)		74,051
Interest income (expense), net	21,164	(1,468)	(9,391	) M	10,305
Other income, net	716	56	—		772

Interest and other income (expense), net	21,880	(1,412)	(9,391)		11,077

Income before provision for income taxes	102,749	1,895	(19,516)		85,128
Provision for income taxes	30,825	1,934	(7,611	) N	25,148

Net income (loss)	$71,924	$(39)	$(11,905)		$59,980

Net income per share:
Basic	$0.81				$0.68
Diluted	$0.80				$0.66
Shares used in per-share calculation (Note 4):
Basic	88,419				88,419
Diluted	90,373				90,373

The accompanying notes are an integral part of these Unaudited Pro forma Condensed Combined Financial Statements.

POLYCOM, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

1.	BASIS OF PRO FORMA PRESENTATION

On March 26, 2007, pursuant to a definitive merger agreement dated February 7, 2007, Polycom, Inc. (“Polycom”) acquired all of the outstanding shares of SpectraLink Corporation (“SpectraLink”) (the “Acquisition”). SpectraLink designs, manufactures and sells on-premises wireless telephone products to customers worldwide that complement existing telephone systems by providing mobile communications in a building or campus environment.

These unaudited pro forma condensed combined financial statements have been prepared based upon historical financial information of Polycom and SpectraLink giving effect to the acquisition and other related adjustments described in these footnotes. No transactions occurred between Polycom and SpectraLink in the year ended December 31, 2006. These unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial position or results of operations that would have been achieved had the Acquisition actually taken place at the dates indicated and do not purport to be indicative of future financial position or operating results. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with Polycom’s historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2006, filed on February 28, 2007, as well as SpectraLink’s historical consolidated financial statements included in its Annual Report on Form 10-K and incorporated by reference herein for the year ended December 31, 2006, filed on March 16, 2007.

The unaudited pro forma condensed combined balance sheet was prepared by combining the historical consolidated balance sheets of Polycom and SpectraLink as of December 31, 2006, assuming the Acquisition occurred on December 31, 2006. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006, is presented as if the Acquisition had taken place on January 1, 2006. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 combines Polycom’s and SpectraLink’s historical consolidated statements of operations for the year then ended. Pro forma adjustments to the combined historical results are discussed in Note 3.

The unaudited pro forma condensed combined statement of operations does not reflect operational and administrative cost savings (“synergies”) that management of the combined company believes may be achieved as a result of the acquisition, or non-recurring one-time costs that may be incurred as a direct result of the acquisition.

2.	PRELIMINARY PURCHASE PRICE ALLOCATION

Pursuant to the merger agreement between Polycom and SpectraLink dated February 7, 2007, Polycom offered to purchase all the outstanding shares of SpectraLink, par value $0.01 per share, at a price of $11.75 per share. An initial and subsequent offering period resulted in the tender of approximately 17.8 million shares, or 91% of the outstanding SpectraLink shares, on March 26, 2007. Outstanding shares not tendered were converted into the right to receive $11.75 per share. Upon the closing of the merger, SpectraLink’s outstanding options became fully vested and were converted into the right to receive an amount of cash equal to $11.75 per share less their exercise price. Options with exercise prices at $11.75 and above were cancelled on March 26, 2007. The total cash paid for the outstanding shares and options was approximately $232.3 million.

The aggregate consideration for the transaction, including direct acquisition costs of $4.6 million, was approximately $236.9 million and was paid from existing cash and investments. The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values on the acquisition date. As the acquisition closed late in the first quarter of 2007, the purchase price allocation was completed based upon information currently available. The preliminary purchase price allocation may be adjusted after obtaining more information regarding, among other things, asset valuations, liabilities assumed, and revisions of preliminary estimates, including valuations of property and equipment. The purchase price allocation will be finalized within 12 months of the date of acquisition. The final purchase price allocation and its effect on results of operations may differ significantly from the amounts included herein.

The following is a summary of the preliminary allocation of the purchase price as of December 31, 2006 (in thousands):

Tangible assets:
Current assets	$56,764
Property, plant and equipment	14,127
Other assets	333

Total tangible assets acquired	71,224
Liabilities:

Current liabilities	(37,996)
Long-term liabilities	(27,981)

Total liabilities assumed	(65,977)

Fair value of net tangible assets	5,247

In-process research and development	9,400
Identifiable intangible assets consisting of:
Existing technology	37,400
Core technology	12,600
Customer relationships	18,200
Trade name and trademarks	7,000
Other	800

Total identifiable intangible assets	76,000

Goodwill	146,203

Total consideration	$236,850

The purchase price allocation above differs from that disclosed in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2007 due to changes in SpectraLink’s net assets between December 31, 2006 and the acquisition date of March 26, 2007, resulting in a decrease in goodwill of approximately $1.1 million.

The $9.4 million allocated to in-process research and development, which related primarily to projects associated with software enhancements and upgrades to the functionality and performance of various SpectraLink products, was expensed as “In-process research and development” in the first quarter of 2007. This amount was determined by management after considering, among other factors, the results of a preliminary appraisal based on established valuation techniques in the high-technology industry and was expensed upon acquisition because technological feasibility had not been established and no future alternative uses existed as of the acquisition date. Due to its non-recurring nature, the in-process research and development expense has been excluded from the unaudited pro forma condensed combined statement of operations, but is included as a reduction of stockholder’s equity in the unaudited pro forma condensed combined balance sheet.

Identifiable intangible assets having finite lives arising from the acquisition of SpectraLink are valued at $76.0 million with a weighted average remaining useful life of 5.2 years.

3.	PRO FORMA ADJUSTMENTS

The accompanying unaudited pro forma condensed combined financial statements have been prepared as if the Acquisition was completed on December 31, 2006 for balance sheet purposes and on January 1, 2006 for statement of operations purposes and reflect the following pro forma adjustments:

(A)	To record cash consideration paid by Polycom, as discussed in Note 2 (in thousands):

Cash paid for shares and options of SpectraLink common stock	$232,265
Acquisition-related costs	4,585

Total purchase price	$236,850

(B)	As a condition to the close of the Acquisition, SpectraLink extinguished all of its outstanding debt immediately prior to the closing. SpectraLink liquidated its investments of $5.6 million and used excess cash of $8.0 million to repay the debt and related interest payable of $13.6 million. Approximately $0.3 million of debt issuance costs were expensed when the debt was repaid.

(C)	To adjust inventories to their net realizable values.

(D)	To eliminate SpectraLink’s historical goodwill and record goodwill resulting from the Acquisition as follows (in thousands):

Goodwill resulting from the Acquisition	$146,203
Less: SpectraLink’s historical goodwill	(26,525)

Total	$119,678

(E)	To eliminate SpectraLink’s historical intangible assets and record the fair value of intangible assets acquired as follows (in thousands):

Fair value of acquired intangible assets	$76,000
Less: SpectraLink’s historical intangible assets	(33,016)

Total	$42,984

(F)	To adjust the tax provision to reflect the effect of pro forma adjustments at the combined U.S. federal and state statutory tax rate of 39% as follows (in thousands):

Debt issuance costs (see B above)	$253
Acquisition-related costs (see H below)	5,593

$5,846

Tax impact at statutory rate of 39%	$2,280

(G)	To adjust SpectraLink’s deferred revenue to fair value, representing the fair value of the legal performance obligations under SpectraLink’s existing contracts.

(H)	To adjust other accrued liabilities and other long-term liabilities for acquisition related costs as follows (in thousands):

Acquisition related costs of SpectraLink payable by Polycom (1)	$5,593
Acquisition related reserves (2)	7,074
Eliminate interest payable on debt repayment (see B above)	(57)

Total pro forma adjustment to other accrued liabilities	$12,610

Total pro forma adjustment to other long-term liabilities (2)	$415

(1)	Represents investment banking, professional, and other expenses incurred by SpectraLink to prepare for the Acquisition.

(2)	In connection with the Acquisition, Polycom established plans to involuntarily terminate or relocate certain general and administrative and manufacturing positions over the next twelve months. As a result, Polycom recorded liabilities totaling approximately $6.7 million for severance and related benefits and costs approximating $0.8 million to exit certain SpectraLink facilities as part of the liabilities assumed in the Acquisition, of which $7.1 million was classified as short-term and $0.4 million was classified as long-term.

(I)	To record the deferred tax effects of differences between book and tax bases as a result of preliminary purchase accounting, calculated as follows (in thousands):

Inventory adjustment to fair value (see C above)	$1,577
Intangibles adjustment to fair value (see E above)	42,984

$44,561

Tax impact at statutory rate of 39%	$17,379

(J)	To reflect adjustments to equity as follows (in thousands):

Eliminate SpectraLink’s historical equity	$(89,452)
Write-off in-process research and development (1)	(9,400)

Total	$(98,852)

(1)	To adjust for the write-off of in-process research and development of $9.4 million acquired from SpectraLink. Polycom recorded this charge as the feasibility of certain acquired technology had not been established and no future alternative existed. The write-off is non-recurring and a direct result of the acquisition and is not necessarily indicative of continuing annual research and development costs.

(K)	To record amortization of certain purchased intangible assets in cost of sales.

(L)	To record amortization of the acquired intangible assets and to eliminate the historical amortization from SpectraLink as follows (in thousands):

Amortization of purchased intangible assets	$6,748
Less: SpectraLink’s historical amortization of intangible assets	(4,863)

Total	$1,885

(M)	To adjust interest income (expense), net as follows (in thousands):

Decrease interest income (1)	$(11,560)
Decrease interest expense (2)	2,169

Total	$(9,391)

(1)	The decrease in interest income was determined by applying the average rate of return on Polycom’s investments in 2006 to the assumed net decrease in Polycom’s cash balance of $236.9 million used to fund the Acquisition, plus interest earned on SpectraLink’s investments in 2006, which were liquidated to repay its borrowings as a condition to closing the Acquisition.
(2)	The decrease in interest expense reflects the actual interest expense recognized in 2006 by SpectraLink related to its borrowings, which were repaid as a condition to closing the Acquisition.

(N)	To adjust the tax provision to reflect the effect of certain pro forma adjustments in the statement of operations at the combined U.S. federal and state statutory tax rate of 39% as follows (in thousands):

Amortization of certain acquired intangible assets (See K and L above)	$10,125
Interest income (expense) (See M above)	9,391

$19,516

Tax impact at statutory rate of 39%	$7,611

4.	UNAUDITED PRO FORMA NET INCOME PER SHARE

Polycom’s historically reported weighted average shares outstanding were not affected by the acquisition of SpectraLink.